Exhibit 5

January 29, 2008

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, Massachusetts 02458

Ladies and Gentlemen:

We have acted as counsel for Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), relating to the registration of the following securities, having an aggregate initial offering price of up to $10,000,000 (collectively, the “Securities”): (a) Common Stock, $.001 par value per share (“Common Stock”), (b) Preferred Stock, $.01 par value per share (“Preferred Stock”), (c) Warrants to purchase Common Stock or Preferred Stock (“Warrants”), and (d) Units consisting of any combination of Common Stock, Preferred Stock and Warrants (“Units”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and the related form of prospectus included therein (the “Prospectus”) in the form in which it was transmitted to the Commission under the Securities Act;

2.	The Certificate of Incorporation of the Company, as amended (the “Charter”);

3.	The Bylaws of the Company, as amended (the “Bylaws”);

4.	Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), relating to the registration of the Securities on Form S-3; and

5.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents. We have also assumed that the issuance and terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors, or a duly authorized committee thereof, in accordance with Nevada law and the Charter and Bylaws (with such approval referred to herein as the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.	Upon completion of all Corporate Proceedings relating to the Common Stock, the Common Stock will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

2.	Upon completion of all Corporate Proceedings relating to the Preferred Stock, the Preferred Stock will be (assuming that, upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3.	Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized (assuming that, upon issuance, the total number of shares of Common Stock and Preferred Stock to be issued pursuant to the Warrants, together with all then issued and outstanding shares of Common Stock and Preferred Stock, will not exceed the total number of shares of Common Stock and Preferred Stock, respectively, that the Company is then authorized to issue under the Charter).

4.	Upon the completion of all Corporate Proceedings relating to the Units, the issuance of the Units will be duly authorized (assuming that, upon issuance, the total number of shares of Common Stock and Preferred Stock to be issued pursuant to the Units, together with all then issued and outstanding shares of Common Stock and Preferred Stock, will not exceed the total number of shares of Common Stock and Preferred Stock, respectively, that the Company is then authorized to issue under the Charter).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP